SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010 (January 8, 2010)

COLUMBUS MCKINNON CORPORATION
 (Exact name of registrant as specified in its charter)

NEW YORK
 (State or other jurisdiction of incorporation)

0-27618                                             16-0547600
 (Commission File Number)                  (IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK                  14228-1197

                      (Address of principal executive offices)                                                  (Zip Code)

Registrant's telephone number including area code: (716) 689-5400

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2010, Columbus McKinnon Corporation (the “Corporation”), as borrower, entered into a Fourth Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) dated December 31, 2009 with Bank of America, N.A. (“Bank of America”) and J.P. Morgan Securities, Inc. as Joint Lead Arrangers and Joint Book Managers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, RBS Citizens, National Association, as Documentation Agent and the lenders signatory thereto (such lenders collectively, the “Revolving Loan Lenders”). The Revolving Credit Agreement amends, restates and replaces the Corporation’s existing Third Amended and Restated Credit Agreement dated as of March 16, 2006 as amended through September 30, 2009 (the “Replaced Credit Agreement”).

Under the terms of the Revolving Credit Agreement, the Revolving Loan Lenders are providing an $85,000,000 revolving credit facility to the Corporation, under which the Revolving Loan Lenders may make secured revolving loans to the corporation and potentially to certain subsidiaries to be designated, and issue Letters of Credit to or for the benefit of the Corporation and its subsidiaries. In addition, three subsidiaries of the Corporation (the “Guarantors”) have acted as unconditional guarantors of the Corporation’s payment and other obligations under the Revolving Credit Agreement. The Revolving Credit Agreement has an initial term ending May 1, 2013, which can be extended to December 31, 2013 (four (4) years total) as long as the Corporation’s existing Senior Subordinated Notes are paid in full on or prior to May 1, 2013 from proceeds of permitted Indebtedness with a maturity of no earlier than January 5, 2014.

The terms of the Revolving Credit Agreement include the following:

1)
Revolving Credit: an aggregate $85 million secured revolving credit facility which includes sublimits for the issuance of standby letters of credit, swingline loans and multi-currency borrowings in certain specified foreign currencies.

2)
Fees and Interest Rates: Commitment fees and interest rates are determined on the basis of either a Eurocurrency rate or a Base rate (in the case of swingline loans) plus an applicable margin based upon the Corporation’s Total Leverage Ratio (as defined in the Revolving Credit Agreement).

3)
Accordion Feature: Provisions permitting the Corporation on a one time basis to increase the aggregate amount of the credit facility by up to $65 million with additional commitments from the Revolving Loan Lenders, as they may agree, or new commitments from financial institutions acceptable to the Administrative Agent and the Corporation in their reasonable discretion.

4)
Prepayments: Provisions permitting the Corporation to voluntarily prepay borrowings in whole or in part at any time, and provisions requiring certain mandatory prepayments on the occurrence of certain events which will permanently reduce the commitments under the Revolving Credit Agreement, each without premium or penalty, subject to reimbursement of certain costs of the Revolving Loan Lenders.

5)
Reduction of Commitment: The Corporation may irrevocably cancel, in whole or in part, the unutilized portion of the commitments under the Revolving Credit Agreement in excess of any outstanding Loans, the stated amount of all outstanding letters of credit and all unreimbursed amounts drawn under any letters of credit.

6)
Corporation Covenants: Provisions containing covenants required of the Corporation and its subsidiaries including various affirmative and negative financial and operational covenants. Key financial covenants include a minimum fixed charge coverage ratio of 1.25x, a maximum total leverage ratio, net of cash, of 3.75x through June 30, 2010 and 3.5x thereafter, and maximum annual capital expenditures of $15 million in fiscal 2010 and $18 million thereafter excluding capital expenditures required for a global ERP system.

The above summary of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT

The descriptions of the Revolving Credit Agreement set forth under Item 1.01 above are hereby incorporated by reference in their entirety into this Item 2.03.

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement dated as of December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Karen L. Howard
Name:	Karen L. Howard
Title:	Vice President and Chief
Financial Officer (Principal Financial Officer)

Dated:  January 14, 2010

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement dated as of December 31, 2009